Exhibit 10.2

DEBT TO EQUITY CONVERSION AGREEMENT

THIS DEBT TO EQUITY CONVERSION AGREEMENT (this “Agreement”) is entered into and made effective as of November 19, 2024, by and between NATURE’S MIRACLE HOLDING INC., a Delaware corporation (“Company”), [     ], an individual (“[     ]”).

WHEREAS, the Company entered into a Convertible Note Investment Agreement on July 3rd, 2024 for total amount of [     ] ($[     ]); (the “ Convertible Note”);

WHEREAS, [     ] agrees to convert all of his [     ] for [     ] shares of NMHI common stock, par value $0.0001 per share, of the Company (“Common Stock”), at a conversion price of $0.088 per share, which is not less than the Nasdaq “Minimum Price” and based on the closing price of $0.088 as of 11/19/2024;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Extinguishment of Debt and Issuance of Shares.

(a) [     ] hereby agree by exchanging the [     ] Loan which shall be extinguished.

(b) The Company agrees to the issuance of the said shares above and will register the shares at the next S1 registration statement.

2. [     ] Representations. The Company is issuing the Common Stock to [     ] in reliance upon the following representations made by Li and Zhang:

(a) [     ] acknowledges and agrees that the share shall be registered in a S1 filed after the conversion of the stock are completed.

(b) [     ] acknowledges and agrees that: (i) the acquisition of the shares of Common Stock is solely for their own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (ii) he or she is a sophisticated purchaser with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of purchasing the shares of Common Stock; (iii) he or she has had the opportunity to obtain from the Company such information as desired in order to evaluate the merits and the risks inherent in holding the shares of Common Stock; (iv) he or she is able to bear the economic risk and lack of liquidity inherent in holding the shares of Common Stock; (v) he or she is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act; and (vi) he or she either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of his business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the purchase of the Common Stock.

3. Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

(b) This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

(c) Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d) Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance, and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance, and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e) This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

(f) If any provision of this Agreement is deemed to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY

NATURE’S MIRACLE HOLDING INC.,
a Delaware corporation

By:
Name:	Tie “James” Li
Title:	CEO

DEBTOR

[ ]

By:
Name:	[ ]

Signature Page to Debt to Equity Conversion Agreement